Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-150240 on Form S-8 and Nos. 333-159263 and 333-163137 on Form F-3 of our report dated July 16, 2010 relating to the financial statements and financial statement schedule of Longtop Financial Technologies Limited (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Accounting Standards Codification 740-10 “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (previously FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”), effective April 1, 2007), and the effectiveness of Longtop Financial Technologies Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Longtop Financial Technologies Limited for the year ended March 31, 2010.
/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China
July 16, 2010